Exhibit 99.1

Attention US Gold Canadian Acquisition Corporation Exchangeable Share Holders:

US Gold Canadian Acquisition Corporation Announces Acquisition of Exchangeable Shares (TSX: UXE)

by Exercise of Redemption Call Right by US Gold Alberta ULC

TORONTO/EDMONTON - May 29, 2012 - US Gold Canadian Acquisition Corporation (the “Corporation”) announced today that all of the outstanding exchangeable shares (TSX: UXE) of the Corporation (the “Exchangeable Shares”) (other than Exchangeable Shares held by McEwen Mining Inc. and its subsidiaries) were acquired by US Gold Alberta ULC (“Callco”) on May 29, 2012. This means if you held a share of US Gold Canadian Acquisition Corp. you will now receive a share of McEwen Mining Inc. (NYSE/TSX: MUX). The Corporation has applied to the Toronto Stock Exchange to voluntarily delist the Exchangeable Shares effective as of the close of trading on May 30, 2012.

By way of background, McEwen Mining Inc. (then known as US Gold Corporation) acquired three Canadian public companies in 2007: Tone Resources, Nevada Pacific Gold, and White Knight Resources. In connection with this transaction, US Gold Canadian Acquisition Corporation issued an aggregate of 43 million Exchangeable Shares which were listed on the TSX under the symbol UXE.

In connection with the establishment by the Corporation of May 30, 2012 as the Redemption Date for the Exchangeable Shares (see our news release issued on March 26, 2012), Callco exercised its redemption call right and, in accordance with that right, acquired all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by McEwen Mining Inc. or its subsidiaries, today).  As noted above, each Exchangeable Share was acquired by Callco for purchase consideration of one share of McEwen Mining Inc. common stock.

Notice of the redemption of Exchangeable Shares and the exercise by Callco of its redemption call right and a Letter of Transmittal, were mailed to the holders of Exchangeable Shares. Copies of these documents have also been filed on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com under the profile of US Gold Canadian Acquisition Corporation.

Holders of Exchangeable Shares are reminded that they should follow the instructions in these materials to ensure they receive the shares of McEwen Mining Common Stock they are entitled to receive. Former holders of Exchangeable Shares no longer have any rights as holders thereof other than the right to receive shares of McEwen Mining Common Stock. Registered holders of Exchangeable Shares must deliver their share certificates and accompanying documentation to Computershare Investor Services Inc. in accordance with the instructions mailed to them in order to receive shares of McEwen Mining Common Stock.

The foregoing only impacts holders of exchangeable shares of US Gold Canadian Acquisition Corp (TSX: UXE). These are not the same exchangeable shares issued in connection with McEwen Mining’s recent acquisition of Minera Andes Inc. If you hold shares of McEwen Mining - Minera Andes Acquisition Corp. (TSX: MAQ) this redemption date and call right does not impact you.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver and gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million and marketable securities of US$1.1 million. The company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social, regulatory, and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com